EXHIBIT 3.47

ARTICLES OF INCORPORATION

OF

JACK WARD MATTRESS, INC.

ONE:  The name of this Corporation is JACK WARD MATTRESS, INC.

TWO:  The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:  The name and address in this State of the Corporation’s initial agent for service of process is Jack Ward, 1138 Virginia Way, La Jolla, California 92037.

FOUR:  The total number of shares which the Corporation is authorized to issue is one thousand (1,000).

Dated:  June 19, 1979

/s/ Robert J. Berton
Robert J. Berton, Incorporator

I declare that I am the person who executed the above Articles of Incorporation, and such instrument is my act and deed.

/s/ Robert J. Berton
Robert J. Berton

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

JACK WARD MATTRESS, INC.

We, Thomas L. Smudz, the Vice President Finance, and John D. Moran, the Assistant Secretary of Jack Ward Mattress, Inc. a corporation duly oroganized and existing under the laws of the State of California, do hereby certify:

1.                                       That we are the Vice President Finance and the Assistant Secretary, respectively, of Jack Ward Mattress, Inc. a California corporation.

2.                                       That an amendment to the articles of incorporation of this corporation has been approved by the board of directors.

3.                                       The amendment so approved by the board of directors is as follows:

Article One of the Articles of Incorporation of this corporation is amended to read as follows:

ONE:       The name of this corporation is Sealy Mattress Company of San Diego.

4.                                       That the shareholders have adopted said amendment by written consent.  That the wording of said amendment as approved by the written consent of the shareholders is the same as that set forth in Article 3 above.  That said written consent was signed by the holders of outstanding shares having not less the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902 of the California Corporations Code.

5.                                       The designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or to give written consent to said amendment for approval thereof are as follows:

Designation	Number of Shares outstanding entitled to vote or give written consent	Minimum percentage vote required to approve

Common Stock	1,000	More than 50%

6.                                       That the number of shares listed above is owned by one stockholder which gave written consent in favor of said amendment.  Such consent exceeded the minimum percentage vote required of each class entitled to vote.  Said minimum percentage vote is set forth in article 5 of this certificate.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.  Executed at Cleveland, Ohio on August 31, 1988.

/s/ Thomas L. Smudz
Thomas L. Smudz
Vice President Finance

/s/ John D. Moran
John D. Moran
Assistant Secretary

CERTIFICATE OF AMENDMENT
of
ARTICLES OF INCORPORATION
of
SEALY MATTRESS COMPANY OF SAN DIEGO

We, Mark E. Wozniak, the President, and Kenneth L. Walker, the Vice President and Secretary of Sealy Mattress Company of San Diego, a corporation duly organized and existing under the laws of the State of California, do hereby certify:

1.                                       That they are the President and Vice President and Secretary, respectively, of Sealy Mattress Company of San Diego, a California corporation.

2.                                       That an amendment to the Articles of Incorporation of this Corporation has been approved by the Board of Directors.

3.                                       The amendment, so approved by the Board of Directors, is as follows:

Article One of the Articles of Incorporation of this Corporation is amended to read as follows:

The name of this Corporation is Western Mattress Company.

4.                                       That the shareholders have adopted said amendment by written consent. That the wording of said amendment as approved by written consent of the shareholders is the same as that set forth above. That said written consent was signed by the holders of outstanding shares having not less than the minimum number of required votes of shareholders necessary to approve said amendment in accordance with Section 902* of the California Corporation Code.

5.                                       That the designation and total number of outstanding shares entitled to vote on or give written consent to said amendment and the minimum percentage vote required of each class or series entitled to vote on or give written consent to said amendment for approval thereof are as follows:

Designation	Number of Shares Outstanding Entitled to Vote or Give Written Consent	Minimum% Vote Required to Approve

Common Stock	1,000	More than 50%

6.                                       That the number of shares listed above are owned by one stockholder which gave written consent in favor of said amendment, or such consent exceeded the minimum percentage vote required entitled to vote, as set forth above.

Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing Certificate are true of their own knowledge.

Executed at Trinity, North Carolina on January 18, 2001.

/s/ Mark E. Wozniak
Mark E. Wozniak
President

/s/ Kenneth L. Walker
Kenneth L. Walker
Vice President & Secretary